                                                                    EXHIBIT 4.14



                            CERTIFICATE OF FORMATION

                                       OF

                             Enserch Capital L.L.C.


     This Certificate of Formation of Enserch Capital L.L.C. (the "LLC"), dated March 4, 1994, is being duly executed and filed by ENSERCH Corporation, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. (S)18-101, et seq.)

     FIRST. The name of the limited liability company formed hereby is Enserch Capital L.L.C.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     FOURTH.  The latest date on which the LLC is to dissolve is March 31, 2069.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                         ENSERCH Corporation



                                         By:  /s/ S. R. Singer
                                              Name:  S. R. Singer
                                              Title: Senior Vice President